Exhibit 99.1


HON INDUSTRIES                     P.O. Box 1109 Muscatine, Iowa 52761-7109

NEWS RELEASE

FOR INFORMATION CONTACT:  David C. Stuebe, Vice President and CFO319/264-7400



HON INDUSTRIES ACQUIRES ALLSTEEL


     Muscatine, IA (June 18, 1997) -- HON INDUSTRIES Inc. (NASDAQ: HONI) today announced it has finalized the acquisition of Allsteel Inc. from BTR plc following routine regulatory clearance. Allsteel is a manufacturer of mid-priced office furniture with 1996 sales of approximately $150 million.

     Jack Michaels, Chairman, President and CEO of HON INDUSTRIES, said, "Allsteel will add five modern manufacturing facilities to The HON Company, our largest office furniture division, and will broaden our customer base. We see significant growth opportunities to meet and exceed customer expectations."

     The HON Company will continue to manufacture and sell a separate line of Allsteel office furniture products.

     HON INDUSTRIES Inc. is the nation's largest manufacturer of medium-priced office furniture and the fourth largest office furniture manufacturer and marketer in the U.S. It is also the nation's largest manufacturer and marketer of fireplaces under its HEATILATOR and HEAT-N-GLO brand names.

     For further information on HON INDUSTRIES free of charge via fax, dial 1-800-PRO-INFO and enter the ticker symbol HONI.
          You may visit The HON Company on the world wide web at:
                            http://www.hon.com

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